AMENDMENT NO. 2
TO THE AMENDED AND RESTATED TAX BENEFIT PRESERVATION PLAN
This AMENDMENT NO. 2 TO THE AMENDED AND RESTATED TAX BENEFIT PRESERVATION PLAN (this “Amendment”), dated as of February 27, 2026, is by and between Aviat Networks, Inc., a Delaware corporation (the “Company”), and Computershare Inc., a Delaware corporation, as rights agent (the “Rights Agent”).
RECITALS
WHEREAS, on August 27, 2020, the Company and the Rights Agent entered into that certain Amended and Restated Tax Benefit Preservation Plan, which the Company and the Rights Agent then amended on February 28, 2023 (the “Plan”);
WHEREAS, pursuant to Section 28 (Supplements and Amendments) of the Plan, the Company desires to amend the Plan to extend the Final Expiration Date; and
WHEREAS, pursuant to Section 28 of the Plan, the Company hereby delivers a certificate from its Senior Vice President and Chief Financial Officer, attached hereto as Exhibit A, stating that this Amendment is in compliance with the terms of Section 28 of the Plan.
AGREEMENT
NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:
1.Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Plan.
2.Amendments to the Plan. As of the Effective Date (defined below), the Plan is hereby amended as follows:
A.Section 1(aa) of the Plan is hereby deleted in its entirety and replaced with the following:
“(aa)    “Final Expiration Date” means March 3, 2029.”
B.Exhibit B to the Plan is hereby amended by deleting the first sentence in the Legend and replacing it with the following:
“NOT EXERCISABLE AFTER THE FINAL EXPIRATION DATE (AS DEFINED IN THE PLAN (AS DEFINED BELOW)) OR SUCH EARLIER DATE AS THE RIGHTS ARE REDEEMED, EXCHANGED OR TERMINATED.”
3.Ratification of the Plan. This Amendment will be deemed effective as of the date first written above (the “Effective Date”). Except as expressly provided in this Amendment, all terms and provisions of the
Amendment No. 2    1
to the Amended and Restated Tax Benefit Preservation Plan

Plan are and will remain in full force and effect and are hereby ratified and confirmed by the parties hereto. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or a waiver of any other provision of the Plan or as a waiver of or consent to any further or future action on the part of either party hereto that would require the waiver or consent of the other party. On and after the Effective Date, each reference in the Plan to “this Plan”, “the Plan”, “hereunder”, “hereof”, “herein”, or words of like import will mean and be a reference to the Plan as amended by this Amendment.
4.Counterparts. This Amendment and any supplements or further amendments hereto may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute one and the same instrument, it being understood that all parties need not sign the same counterpart. A signature to this Amendment executed and/or transmitted electronically (including by .pdf) will have the same authority, effect, and enforceability as an original signature. No party hereto may raise the use of such electronic transmission to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through such electronic transmission, as a defense to the formation of a contract.

(Signature Page Follows.)

Amendment No. 2    2
to the Amended and Restated Tax Benefit Preservation Plan

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Effective Date.

COMPANY Aviat Networks, Inc.
By: /s/ Andy Schmidt Andy Schmidt Senior Vice President & Chief Financial Officer
RIGHTS AGENT Computershare Inc.
By: /s/ Patrick Hayes Name: Patrick Hayes Title: Manager, Client Management

Amendment No. 2    Signature Page
to the Amended and Restated Tax Benefit Preservation Plan

EXHIBIT A
Certificate of Company
The undersigned, Andy Schmidt, hereby certifies he is the duly elected, qualified and acting Senior Vice President & Chief Financial Officer of Aviat Networks, Inc. (the “Company”), and that as such, he is duly authorized to execute and deliver this Certificate on behalf of the Company.
He hereby further certifies on behalf of the Company that the foregoing Amendment No. 2 to the Amended and Restated Tax Benefit Preservation Plan is in compliance with the terms of Section 28 of the Amended and Restated Tax Benefit Preservation Plan, dated as of August 27, 2020, by and between the Company and Computershare Inc., as rights agent, as may be amended from time to time.
IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of the Company as of this 27 day of February, 2026.

Aviat Networks, Inc.
By: /s/ Andy Schmidt Andy Schmidt Senior Vice President & Chief Financial Officer

The undersigned hereby certifies that the person named above is the duly elected, qualified and acting Senior Vice President & Chief Financial Officer of the Company, and that the signature appearing above is his true and valid signature.
IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of the Company as of this 27 day of February, 2026.

Aviat Networks, Inc.
By: /s/ Erin Boase Erin Boase General Counsel, Vice President Legal Affairs

Amendment No. 2    Exhibit A
to the Amended and Restated Tax Benefit Preservation Plan